Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form F-4 of our report dated March 29, 2006 relating to the consolidated financial statements of CNH Global N.V., appearing in the Annual Report on Form 20-F of CNH Global N.V. for the year ended December 31, 2005 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.
Deloitte & Touche LLP
Milwaukee, Wisconsin
May 3, 2006